Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the following registration statements of our report dated February 7, 2003, with respect to the consolidated financial statements of Radio One, Inc. and subsidiaries included in the annual report (Form 10-K) for the year ended December 31, 2002.

Registration Statements on Form S-3:

Registration Number	Date Filed

333-47762	October 11, 2000
333-58436	April 6, 2001
333-81622	January 29, 2002

Registration Statements on Form S-8:

Registration Number	Date Filed

333-78123	May 10, 1999
333-42342	July 27, 2000
333-62718	June 11, 2001
333-100711	October 24, 2002

Registration Statement on Form S-4:

333-65278	July 17, 2001

/s/ ERNST & YOUNG LLP

Baltimore, Maryland,

March 28, 2003